Exhibit 99.1

PRESS RELEASE

Whitehawk Therapeutics Announces $87.5M Private Placement Equity Financing

MORRISTOWN, NJ, May 13, 2026 /PRNewswire/ — Whitehawk Therapeutics, Inc. (the “Company” or “Whitehawk”) (Nasdaq: WHWK), a clinical-stage oncology therapeutics company applying advanced technologies to established tumor biology to efficiently deliver improved antibody drug conjugate (ADC) cancer treatments, today announced that it has entered into a securities purchase agreement with certain qualified institutional buyers and accredited investors for a private investment in public equity (“PIPE”) financing that is expected to result in gross proceeds of approximately $87.5 million, before deducting placement agent fees and other private placement expenses.

The PIPE financing includes participation from existing investors including Avoro Capital, QVT, Coastlands Capital, KVP Capital, ADAR1 Capital Management, Acuta Capital Partners, StemPoint Capital LP, Invus, as well as members of the Company’s executive team.

Pursuant to the terms of the securities purchase agreement, Whitehawk is selling an aggregate of (i) 4,330,866 shares of its common stock (“Common Stock”) at a purchase price of $3.92 per share, and (ii) pre-funded warrants (“Pre-Funded Warrants”) to purchase 17,991,021 shares of common stock at a purchase price of $3.9199 per Pre-Funded Warrant. The Pre-Funded Warrants have an exercise price of $0.0001 per share. The PIPE financing is expected to close on May 14, 2026, subject to the satisfaction of customary closing conditions.

Whitehawk intends to use the net proceeds from the PIPE financing, together with its existing cash, cash equivalents and marketable securities, for working capital and general corporate purposes, including advancing its ADC pipeline and related development activities. Proceeds from the PIPE financing, together with the Company’s existing cash, cash equivalents and marketable securities, is expected to extend the Company’s cash runway into the second half of 2028.

Jefferies and Leerink Partners are acting as lead placement agents for the PIPE financing. Oppenheimer & Co., Citizens Capital Markets and Jones are also acting as placement agents for the PIPE financing.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities nor a solicitation of any vote or approval with respect to the proposed transactions or otherwise, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

The offer and sale of securities of Whitehawk described above are being made in a transaction not involving a public offering and the securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state or other applicable jurisdiction’s securities laws and may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and/or applicable state or other jurisdictions’ securities laws.

PRESS RELEASE

About Whitehawk Therapeutics

Whitehawk Therapeutics is a clinical-stage oncology therapeutics company applying advanced technologies to established tumor biology to efficiently deliver improved cancer treatments. Whitehawk’s advanced three-asset ADC portfolio is engineered to overcome the limitations of first-generation predecessors to deliver a meaningful impact for patients with difficult-to-treat cancers. These assets are in-licensed from WuXi Biologics under an exclusive development and global commercialization agreement.

Forward Looking Statements

The Company cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. Such forward-looking include, but are not limited to the expected closing date, gross proceeds of the PIPE financing, the Company’s cash runway with the proceeds from this PIPE financing and with existing cash, cash equivalents and marketable securities, the anticipated use of proceeds of the PIPE financing, and the registration for resale of the securities being issued and sold in the PIPE financing. These statements are based on the Company’s current beliefs and expectations. The inclusion of forward-looking statements should not be regarded as a representation by the Company that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in the Company’s business, including, without limitation, market, market risks and other market conditions; the risk that the conditions to the closing of the PIPE financing are not satisfied; potential delays in the commencement, enrollment and completion of clinical trials; disruption to the Company’s operations from the ongoing geopolitical military conflicts around the world; the Company’s dependence on third parties in connection with product candidate manufacturing, research and preclinical and clinical testing; disruptions in the supply chain, including raw materials needed for manufacturing and animals used in research; delays in site activations and enrollment of clinical trials; the results of preclinical studies; early clinical trials not necessarily being predictive of future results; the success of the Company’s clinical trials and preclinical studies for its product candidates; interim data results not necessarily being predictive of final results; the potential of one or more outcomes to materially change as a trial continues and more patient data become available and following more comprehensive audit and verification procedures; regulatory developments in the United States and foreign countries; unexpected adverse side effects or inadequate efficacy of the Company’s product candidates that may limit their development, regulatory approval and/or commercialization, or may result in recalls or product liability claims; the Company’s ability to obtain and maintain intellectual property protection for its product candidates and the use of capital resources by the Company’s sooner than expected.

Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included in the Company’s prior press releases and Annual Report on Form 10-K for the fiscal year ended December 31, 2025, including under the caption “Item 1A. Risk Factors,” filed on March 12, 2026, and in Whitehawk’s subsequent Quarterly Reports on Form 10-Q, and elsewhere in Whitehawk’s reports and other documents that Whitehawk has filed, or will file, with the SEC from time to time and that are available at www.sec.gov.

All forward-looking statements in this press release are current only as of the date hereof and, except as required by applicable law, Whitehawk undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are qualified in their entirety by this cautionary statement. This cautionary statement is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contact:

IR@whitehawktx.com